UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

The goal of our Cooling Taste Program is to identify novel cooling agents that do not have the limitations of currently available agents. During the first quarter of 2012 we initiated development activities for S5031, a new cooling agent that was selected for development by Firmenich, our partner for the Cooling Taste Program. The first phase of safety testing with S5031 was completed successfully. Subsequently, we and Firmenich have jointly decided not to proceed with further development of S5031 because it has not met all of our development and commercialization criteria.

Senomyx and Firmenich are continuing to evaluate other cooling agents that have been discovered under the research collaboration for the Cooling Taste Program for potential future development, with the goal of identifying one or more other cooling agents that demonstrate advantageous properties compared to commonly used cooling agents, such as greater potency, longer cooling duration or lack of aroma.

Statements contained in this current report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, whether the research under our Cooling Taste Program will be successful and lead to the selection of any other cooling agents for future development, and whether our Cooling Taste Program will result in the discovery of any cooling agents that demonstrate advantageous properties compared to commonly used cooling agents, such as greater potency, longer cooling duration or lack of aroma. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is currently dependent on its current and any future product discovery and development collaborators to develop, manufacture, and commercialize any flavor ingredients Senomyx may discover; development activities for newer flavor ingredients may not demonstrate an acceptable safety profile or meet other commercialization criteria; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approval required for flavor ingredients to be incorporated into products that are sold.  These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this current report speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:
/s/ David B. Berger
David B. Berger
Senior Vice President, General Counsel and Corporate Secretary

Date: August 17, 2012